     NUMBER                                                       SHARES

 SEE REVERSE FOR
CERTAIN DEFINITIONS           SKYLINE FUNDS                 CUSIP  830833  20  8

               SPECIAL EQUITIES PORTFOLIO-Registered Trademark-
                      A MASSACHUSETTS BUSINESS TRUST


This certifies that                                              is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF BENEFICIAL INTEREST, WITHOUT PAR VALUE,
OF
                       SKYLINE FUND SPECIAL EQUITIES PORTFOLIO

transferable on the books of the Trust by the holder hereof in person or by attorney upon surrender of this certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Massachusetts and to the agreement and declaration of trust and bylaws of the trust and amendments thereof.

     This certificate is not valid unless countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.




                                      S  E  A  L

     /s/  Scott C. Blim                               /s/  William M. Dutton
     ------------------------                         --------------------------
                    SECRETARY                                          PRESIDENT



                                        COUNTERSIGNED:
                                                   FIRSTAR TRUST CO. (Milwaukee)


                                        BY                        TRANSFER AGENT

                                        ----------------------------------------
                                                            AUTHORIZED SIGNATURE

     DATED: